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                                                                       Exhibit 5



                    OPINION AND CONSENT OF HUNTON & WILLIAMS

                        [LETTERHEAD OF HUNTON & WILLIAMS]


March 4, 2002


Board of Directors
Olin Corporation
501 Merrit 7
Norwalk, CT 06856-4500

                                Olin Corporation
                       Registration Statement on Form S-3
                       Relating to Shares of Common Stock

Ladies and Gentlemen:

     We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the "Company"), in connection with the registration by the Company of up to $9,633,500 aggregate initial offering price of shares of its common stock, par value $1.00 (the "Common Stock"), together with the rights (initially attached to, and evidenced by certificates for, the Common Stock) to purchase Series A Preferred Stock, par value $1.00, of the Company ("Rights" and, collectively with the Common Stock, the "Shares"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on or about March 5, 2002 with the Securities and Exchange Commission (the "Commission") by the Company pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act").

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

     In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to date; (ii) actions of the Board of Directors of the Company authorizing the registration of the Common Stock and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents, instruments or other information as we deemed necessary or appropriate in rendering our opinion. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The Common Stock has been duly authorized and, when the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Shares, and upon the issuance and sale of the Shares in

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accordance with the Registration Statement and the prospectus and the applicable supplements to the prospectus, which are incorporated by reference in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus and the applicable supplements to the prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock.

                                        Very truly yours,

                                        /s/ HUNTON & WILLIAMS



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